PVH CORP.
200 MADISON AVENUE
NEW YORK, NY 10016

FOR IMMEDIATE RELEASE:
January 10, 2019

Contact:    Dana Perlman
Treasurer, Senior Vice President, Business Development and
Investor Relations
(212) 381-3502
investorrelations@pvh.com

PVH CORP. UPDATES 2018 FOURTH QUARTER
AND FULL YEAR OUTLOOK AND QUANTIFIES
CALVIN KLEIN RESTRUCTURING

New York, New York - PVH Corp. [NYSE: PVH] announced today that it currently expects revenue in the fourth quarter and full year 2018 to be at least $2.40 billion and $9.57 billion, respectively, which is above its plan.

The Company also revised its projected fourth quarter and full year 2018 earnings per share outlook. The Company is unable to project fourth quarter and full year 2018 earnings per share on a GAAP basis without unreasonable efforts, as further discussed below. The Company currently expects its earnings per share on a non-GAAP basis for the fourth quarter 2018 to be at least $1.75, which is $0.15 per share above the high end of its guidance range previously announced on November 29, 2018 and includes a $0.05 per share benefit due to lower than expected income tax expense. The Company currently expects its full year 2018 earnings per share on a non-GAAP basis to be at least $9.50. The projected fourth quarter and full year 2018 earnings per share on a non-GAAP basis excludes, among other things, the pre-tax costs expected to be incurred in connection with a restructuring in the Company's Calvin Klein business, discussed below, and the resulting tax effects.

Emanuel Chirico, Chairman and Chief Executive Officer, commented, “Our improved 2018 outlook reflects the power of our diversified global business model. Specifically, we are experiencing outperformance across all of our businesses relative to our previous guidance, despite the increasingly volatile macroeconomic and geopolitical environment.”

Calvin Klein Restructuring:
The Company's Calvin Klein business issued a press release earlier today detailing the strategic changes for the CALVIN KLEIN brand. The Company expects to incur pre-tax costs of approximately $120 million over the next 12 months in connection with the Calvin Klein restructuring, primarily consisting of severance, inventory markdowns and allowances, asset impairments, and lease and other contract termination expenses, including as a result of the closure of its flagship store on Madison Avenue in New York, New York. Cash outflows related to these pre-tax costs are expected to be approximately $60 million over the next 12 months.

Earnings Guidance:
The Company’s projection of fourth quarter and full year 2018 earnings per share on a non-GAAP basis excludes (i) the pre-tax costs incurred and to be incurred related to the April 2016 acquisition of the 55% interest in the Company’s former Tommy Hilfiger joint venture in China that it did not already own (the “TH China acquisition”), consisting of noncash amortization of short-lived assets, (ii) the pre-tax costs to be incurred in connection with the Calvin Klein restructuring and (iii) the pre-tax actuarial gain or loss on the Company’s retirement plans. The estimated tax effects of the above pre-tax items are also excluded from the Company’s projections of fourth quarter and full year 2018 earnings per share on a non-GAAP basis.

The Company is unable to provide a full reconciliation of its updated fourth quarter and full year 2018 earnings per share guidance on a non-GAAP basis to the corresponding measures on a GAAP basis without unreasonable efforts, as there are significant uncertainties with respect to (i) the timing of the costs to be incurred in connection with the Calvin Klein restructuring over the next 12 months and, more critically, during the Company's fourth quarter and full year 2018, which end on February 3, 2019, and (ii) the actuarial gain or loss on the Company’s retirement plans, to be recorded in the fourth quarter 2018, due to the recent volatility in the financial markets.

The reconciling information for the fourth quarter and full year 2018 earnings per share guidance on a non-GAAP basis to the corresponding measures on a GAAP basis that is available without unreasonable efforts is presented at the end of this release, consisting of the costs incurred and to be incurred related to the TH China acquisition and the resulting estimated tax effect.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release, including, without limitation, statements relating to the Company’s future revenue and earnings, plans, strategies, objectives, expectations and intentions are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the Company may be considered to be highly leveraged and uses a significant portion of its cash flows to service its indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past; (iii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors, and other factors; (iv) the Company’s ability to manage its growth and inventory, including the Company’s ability to realize benefits from acquisitions; (v) quota restrictions, the imposition of safeguard controls and the imposition of duties or tariffs on goods from the countries where the Company or its licensees produce goods under its trademarks, any of which, among other things, could limit the ability to produce products in cost-effective countries, or in countries that have the labor and technical expertise needed; (vi) the availability and cost of raw materials; (vii) the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced); (viii) changes in available factory and shipping capacity, wage and shipping cost escalation, civil conflict, war or terrorist acts, the threat of any of the foregoing, or political or labor instability in any of the countries where the Company’s or its licensees’ or other business partners’ products are sold, produced or are planned to be sold or produced; (ix) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas, as well as reduced consumer traffic and purchasing, as consumers become ill or limit or cease shopping in order to avoid exposure; (x) acquisitions and divestitures and issues arising with acquisitions, divestitures and proposed transactions, including, without limitation, the ability to integrate an acquired entity or business into the Company with no substantial adverse effect on the acquired entity’s, the acquired business’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance, and the ability to operate effectively and profitably the Company’s continuing businesses after the sale or other disposal of a subsidiary, business or the assets thereof; (xi) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands; (xii) significant fluctuations of the U.S. dollar against foreign currencies in which the Company transacts significant levels of business; (xiii) the Company’s retirement plan expenses recorded throughout the year are calculated using actuarial valuations that incorporate assumptions and estimates about financial market, economic and demographic conditions, and differences between estimated and actual results give rise to gains and losses, which can be significant, that are recorded immediately in earnings, generally in the fourth quarter of the year; (xiv) the impact of new and revised tax legislation and regulations, particularly the U.S. Tax Cuts and Jobs Act of 2017 and the still to-be-issued regulations with respect thereto that might disproportionately affect the Company as compared to some of its peers due to the specific tax structure of the Company and its greater percentage of revenues and income generated outside of the U.S.; and (xv) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”).

The earnings per share guidance provided in this press release is on a non-GAAP basis, as defined under SEC rules. A full reconciliation of the earnings per share guidance on a non-GAAP basis cannot be provided without unreasonable efforts. The reconciling information that is available without unreasonable efforts is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this release, which is available on the Company’s website at www.PVH.com and on the SEC’s website at www.sec.gov.

Revenue and earnings per share guidance in this release speaks as of January 10, 2019, the date on which it was made. The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue or earnings, whether as a result of the receipt of new information, future events or otherwise.

PVH CORP.
Full Year and Quarterly Reconciliations of GAAP to Non-GAAP Amounts

The Company is presenting its 2018 estimated results excluding (i) the pre-tax costs incurred and to be incurred related to the April 2016 acquisition of the 55% interest in the Company’s former Tommy Hilfiger joint venture in China that it did not already own (the “TH China acquisition”), consisting of noncash amortization of short-lived assets, (ii) the pre-tax costs to be incurred in connection with the Calvin Klein restructuring, primarily consisting of severance, inventory markdowns and allowances, asset impairments, and lease and other contract termination expenses, including as a result of the closure of its flagship store on Madison Avenue in New York, New York, (iii) the pre-tax actuarial gain or loss on the Company’s retirement plans and (iv) the estimated tax effects associated with the foregoing pre-tax items.

A full reconciliation of the Company’s current 2018 estimated results on a non-GAAP basis to the corresponding GAAP measures cannot be provided without unreasonable efforts due to the significant uncertainties with respect to (i) the timing of the costs to be incurred in connection with the Calvin Klein restructuring and (ii) the actuarial gain or loss on the Company’s retirement plans to be recorded in the fourth quarter. However, the reconciling information that is available without unreasonable efforts, consisting of the pre-tax costs incurred and to be incurred related to the TH China acquisition and the resulting estimated tax effect, is set forth in the reconciliation below. The previous 2018 net income per common share guidance as provided in the Company’s 2018 third quarter earnings press release issued on November 29, 2018 and set forth below, presented on both a GAAP and non-GAAP basis, is no longer valid and presented only for informational purposes.

The Company believes presenting its results on a non-GAAP basis provides useful additional information to investors. The Company excludes amounts from its non-GAAP results that it deems to be non-recurring or non-operational and believes that excluding them (i) facilitates comparing current results against past and future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company, and (ii) assists investors in evaluating the effectiveness of the Company’s operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. The Company uses its results on a non-GAAP basis to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s results on a non-GAAP basis are also the basis for certain incentive compensation calculations. The non-GAAP measures should be viewed in addition to, and not in lieu of or as superior to, the Company’s operating performance measures calculated in accordance with GAAP. The information presented on a non-GAAP basis may not be comparable to similarly titled measures reported by other companies.

The estimated tax effects associated with the above pre-tax items are based on the Company’s assessment of deductibility. In making this assessment, the Company evaluates each item that it has identified above as a non-GAAP exclusion to determine if such item is taxable or tax deductible, and if so, in what jurisdiction the tax expense or tax deduction would occur. The estimated tax effect associated with the pre-tax costs incurred and to be incurred related to the TH China acquisition is identified as tax deductible, with the tax effect taken at the statutory income tax rate of the local jurisdiction.

2018 Net Income Per Common Share Reconciliations	Current Guidance		Previous Guidance (superseded)
	Full Year 2018 (Estimated)	Fourth Quarter 2018 (Estimated)	Full Year 2018 (Estimated)	Fourth Quarter 2018 (Estimated)

GAAP net income per common share attributable to PVH Corp.			$9.10 - $9.12	$1.54 - $1.56
Estimated per common share impact of TH China acquisition	$(0.23)	$(0.04)	$(0.23)	$(0.04)
Estimated per common share impact of Calvin Klein restructuring	(a)	(a)
Estimated per common share impact of actuarial gain or loss on retirement plans	(b)	(b)
Net income per common share attributable to PVH Corp. on a non-GAAP basis	at least $9.50	at least $1.75	$9.33 - $9.35	$1.58 - $1.60

(a)
The Company is unable to provide without unreasonable efforts the projected net income per common share impact of the costs to be incurred in connection with the Calvin Klein restructuring announced today due to the significant uncertainties with respect to the timing of such costs, including which portion, if any, will be incurred during the current quarter, which ends on February 3, 2019.

(b)
The Company is unable to provide without unreasonable efforts the projected net income per common share impact of the gain or loss on the Company’s retirement plans, to be recorded in the current quarter, due to the recent volatility in the financial markets.

The previous GAAP net income per common share attributable to PVH Corp. amounts presented in the above table, as well as the amounts excluded in providing non-GAAP earnings guidance, would be expected to change as a result of (i) acquisition, restructuring, divestment or similar transactions or activities, (ii) the timing and strategy of restructuring and integration initiatives or other one-time events, if any, that the Company engages in or suffers during the period, including the Calvin Klein restructuring, (iii) any market or other changes affecting the Company’s expected actuarial gain or loss on retirement plans, (iv) the imposition of significant tariffs on apparel, footwear and accessories imported from China or any of the Company’s other significant sourcing countries, (v) adjustments to the Company’s income tax provision related to the U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Legislation"), including as a result of changes in the provisional amounts recorded in 2017 during the permitted measurement period, as regulatory guidance may be issued related to the Tax Legislation and as the Company completes its final analysis of the impacts of the Tax Legislation, or (vi) any discrete tax events including changes in tax rates or tax law and events arising from audits or the resolution of uncertain tax positions. The Company has no current understanding or agreement regarding any such transaction or definitive plans regarding any such activity that has not been announced or completed.